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                                                                  EXHIBIT (e)(4)

[LOGO] AIG American General                             AIG Income Advantage VUL
                                               Variable Universal Life Insurance
                                                        Supplemental Application

American General Life Insurance Company, ("AGL")
A member company of American International Group, Inc.
Home Office: Houston, Texas
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(This supplement must accompany the appropriate application for life insurance.)
The supplement and the application will be attached to and made a part of the policy.

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Applicant Information -- Supplement to the application on the life of
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        -----------------------------   ----------------------------------------
        Name of proposed insured        Date of application for life insurance

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Initial Allocation Percentages
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Investment Options  In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                             PREMIUM    DEDUCTION                                              PREMIUM    DEDUCTION
                                            ALLOCATION ALLOCATION                                            ALLOCATION  ALLOCATION
                                            ---------- ----------                                            ----------  ----------
AGL Declared Fixed Interest Account (301)    ______%     ______%  Neuberger Berman Advisers Management Trust
AIM Variable Insurance Funds                                      AMT Socially Responsive (724/772-G)          ______%     ______%
AIM V.I. Global Real Estate* (701/749-G)     ______%     ______%  AMT Mid-Cap Growth (725/773-G)               ______%     ______%
AIM V.I. International Growth* (700/748-G)   ______%     ______%  Oppenheimer Variable Account Funds
The Alger American Fund                                           Oppenheimer Balanced (726/774-G)             ______%     ______%
Alger American Leveraged AllCap (702/750-G)  ______%     ______%  Oppenheimer Global Securities* (727/775-G)   ______%     ______%
Alger American MidCap Growth (703/751-G)     ______%     ______%  PIMCO Variable Insurance Trust
American Century Variable Portfolios, Inc.                        PIMCO VIT
VP Value (704/752-G)                         ______%     ______%  CommodityRealReturn Strategy* (728/776-G)    ______%     ______%
Credit Suisse Trust                                               PIMCO VIT Real Return (729/777-G)            ______%     ______%
Small Cap Core I* (705/753-G)                ______%     ______%  PIMCO VIT Short-Term (730/778-G)             ______%     ______%
Dreyfus Variable Investment Fund                                  PIMCO VIT Total Return (731/779-G)           ______%     ______%
Dreyfus VIF International Value* (706/754-G) ______%     ______%  PIMCO VIT Global Bond (732/780-G)            ______%     ______%
Fidelity Variable Insurance Products                              Pioneer Variable Contracts Trust
VIP Asset Manager (707/755-G)                ______%     ______%  Pioneer Mid Cap Value VCT (733/781-G)        ______%     ______%
VIP Contrafund (708/756-G)                   ______%     ______%  Putnam Variable Trust
VIP Equity-Income (709/757-G)                ______%     ______%  Putnam VT Diversified Income (734/782-G)     ______%     ______%
VIP Freedom 2020 (710/758-G)                 ______%     ______%  Putnam VT Small Cap Value* (735/783-G)       ______%     ______%
VIP Freedom 2025 (711/759-G)                 ______%     ______%  SunAmerica Series Trust
VIP Freedom 2030 (712/760-G)                 ______%     ______%  ST Aggressive Growth (736/784-G)             ______%     ______%
VIP Growth (713/761-G)                       ______%     ______%  ST Balanced (737/785-G)                      ______%     ______%
VIP Mid Cap (714/762-G)                      ______%     ______%  VALIC Company I
Franklin Templeton Variable Insurance Products Trust              International Equities* (738/786-G)          ______%     ______%
VIP Franklin Small Cap Value                                      Mid Cap Index (739/787-G)                    ______%     ______%
Securities* (715/763-G)                      ______%     ______%  Money Market I (740/788-G)                   ______%     ______%
VIP Mutual Shares Securities (716/764-G)     ______%     ______%  Nasdaq-100(R)Index (741/789-G)               ______%     ______%
Janus Aspen Series                                                Science and Technology (742/790-G)           ______%     ______%
Forty (717/765-G)                            ______%     ______%  Small Cap Index* (743/791-G)                 ______%     ______%
International Growth* (718/766-G)            ______%     ______%  Stock Index (744/792-G)                      ______%     ______%
Mid Cap Growth (719/767-G)                   ______%     ______%  Van Kampen Life Investment Trust
JP Morgan Asset Management                                        Van Kampen LIT Growth and Income (745/793-G) ______%     ______%
JP Morgan Insurance Trust                                         Vanguard Variable Insurance Fund
Government Bond (720/768-G)                  ______%     ______%  Vanguard High Yield Bond (746/794-G)         ______%     ______%
JP Morgan Series Trust II                                         Vanguard REIT Index (747/795-G)              ______%     ______%
International Equity* (721/769-G)            ______%     ______%
MFS Variable Insurance Trust                                      Other: ________________________              ______%     ______%
MFS VIT New Discovery* (722/770-G)           ______%     ______%                                                100%        100%
MFS VIT Research (723/771-G)                 ______%     ______%  * If you select the Guaranteed Minimum Withdrawal Benefit (GMWB)
                                                                    rider this investment option is designated as a Restricted Fund.

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AGLC102625-2007                    Page 1 of 4

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Dollar Cost Averaging (DCA)
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Dollar Cost     ($5,000 Minimum Beginning Accumulation Value) An amount can be
Averaging (DCA) systematically transferred from any one investment option and directed to one or more of the investment options below. The AGL Declared Fixed Interest Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                NOTE: DCA is not available if the Automatic Rebalancing option or GMWB Rider have been chosen.

                Day of the month for transfers:______________ (Choose a day of the month between 1-28.)
                Frequency of transfers: [ ] Monthly  [ ] Quarterly
                                        [ ] Semiannually  [ ] Annually
                DCA to be made from the
                following investment option: ______________________________
                Transfer $__________________ ($100 minimum, Whole Dollars Only)

AIM Variable Insurance Funds                                 Neuberger Berman Advisers Management Trust
AIM V.I. Global Real Estate (701)            $ ________      AMT Socially Responsive (724)          $ ________
AIM V.I. International Growth (700)          $ ________      AMT Mid-Cap Growth (725)               $ ________
The Alger American Fund                                      Oppenheimer Variable Account Funds
Alger American Leveraged AllCap (702)        $ ________      Oppenheimer Balanced (726)             $ ________
Alger American MidCap Growth (703)           $ ________      Oppenheimer Global Securities (727)    $ ________
American Century Variable Portfolios, Inc.                   PIMCO Variable Insurance Trust
American Century VP Value (704)              $ ________      PIMCO VIT
Credit Suisse Trust                                          CommodityRealReturn Strategy* (728)    $ ________
Small Cap Core I (705)                       $ ________      PIMCO VIT Real Return (729)            $ ________
Dreyfus Variable Investment Fund                             PIMCO VIT Short-Term (730)             $ ________
Dreyfus VIF International Value (706)        $ ________      PIMCO VIT Total Return (731)           $ ________
Fidelity Variable Insurance Products                         PIMCO VIT Global Bond (732)            $ ________
VIP Asset Manager (707)                      $ ________      Pioneer Variable Contracts Trust
VIP Contrafund (708)                         $ ________      Pioneer Mid Cap Value VCT (733)        $ ________
VIP Equity-Income (709)                      $ ________      Putnam Variable Trust
VIP Freedom 2020 (710)                       $ ________      Putnam VT Diversified Income (734)     $ ________
VIP Freedom 2025 (711)                       $ ________      Putnam VT Small Cap Value (735)        $ ________
VIP Freedom 2030 (712)                       $ ________      SunAmerica Series Trust
VIP Growth (713)                             $ ________      ST Aggressive Growth (736)             $ ________
VIP Mid Cap (714)                            $ ________      ST Balanced (737)                      $ ________
Franklin Templeton Variable Insurance Products Trust         VALIC Company I
VIP Franklin Small Cap Value                                 International Equities (738)           $ ________
Securities (715)                             $ ________      Mid Cap Index (739)                    $ ________
VIP Mutual Shares Securities (716)           $ ________      Money Market I (740)                   $ ________
Janus Aspen Series                                           Nasdaq-100(R)Index (741)               $ ________
Forty (717)                                  $ ________      Science and Technology (742)           $ ________
International Growth (718)                   $ ________      Small Cap Index (743)                  $ ________
Mid Cap Growth (719)                         $ ________      Stock Index (744)                      $ ________
JP Morgan Asset Management                                   Van Kampen Life Investment Trust
JP Morgan Insurance Trust                                    Van Kampen LIT Growth and Income (745) $ ________
Government Bond (720)                        $ ________      Vanguard Variable Insurance Fund
JP Morgan Series Trust II                                    Vanguard High Yield Bond (746)         $ ________
International Equity (721)                   $ ________      Vanguard REIT Index (747)              $ ________
MFS Variable Insurance Trust                                 Other: ___________________             $ ________
MFS VIT New Discovery (722)                  $ ________
MFS VIT Research (723)                       $ ________

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Automatic Rebalancing
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Automatic       ($5,000 Minimum Beginning Accumulation Value) Variable
Rebalancing     division assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                Check Here for Automatic Rebalancing
                Frequency: [ ] Quarterly  [ ] Semiannually  [ ] Annually
                NOTE: Automatic Rebalancing is not available if the DCA option has been chosen. Automatic Rebalancing is required if the GMWB Rider has been selected.
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AGLC102625-2007                    Page 2 of 4

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Modified Endowment Contract
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Contract        If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be
                refunded.     [ ] YES  [ ] NO

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Authorization for Transactions
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Initial         I (or we, if Joint Owners), hereby authorize AGL to act on
appropriate     telephone instructions or e-service instructions, if elected, to
box here:       transfer values among the variable divisions and the AGL
                Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

                [      ]  Policy Owner(s)- if Joint Owners, either of us acting
                          independently.

                [      ]  Policy Owner(s) or the Agent/Registered Representative
                          who is appointed to represent AGL and the firm authorized to service my policy.

                AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions and e-service instructions received and acted on in good faith, including losses due to telephone instructions or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

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Suitability
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All questions   1. Have you, the Proposed Insured or Owner (if
must               different), received the variable universal life
be answered.       insurance policy prospectus and the investment
                   choices brochure describing the investment
                   options?                                      [ ] yes  [ ] no

                2. Do you understand and acknowledge:

                   a.   THAT THE POLICY APPLIED FOR IS VARIABLE,
                        EMPLOYS THE USE OF SEGREGATED ACCOUNTS WHICH
                        MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND
                        CURRENT PROSPECTUSES FOR THE POLICY AND THE
                        UNDERLYING ACCOUNTS?                     [ ] yes  [ ] no

                   b. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED ACCOUNTS MAY
                        VARY: AND

                       (1) ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE COMPANY, THE U.S. GOVERNMENT OR ANY
                            STATE GOVERNMENT?                    [ ] yes  [ ] no

                       (2)  ARE NOT FEDERALLY INSURED BY THE FDIC, THE
                            FEDERAL RESERVE BOARD OR ANY OTHER AGENCY,
                            FEDERAL OR STATE?                    [ ] yes  [ ] no

                    c.  THAT IN ESSENCE, ALL RISK IS BORNE BY THE
                        OWNER EXCEPT FOR FUNDS PLACED IN THE AGL
                        DECLARED FIXED INTEREST ACCOUNT?         [ ] yes  [ ] no

                    d.  THAT THE POLICY IS DESIGNED TO PROVIDE LIFE
                        INSURANCE COVERAGE AND TO ALLOW FOR THE
                        ACCUMULATION OF VALUES IN THE SEGREGATED
                        ACCOUNTS?                                [ ] yes  [ ] no

                    e.  THE AMOUNT OR DURATION OF THE DEATH BENEFIT
                        MAY INCREASE OR DECREASE, DEPENDING ON THE
                        INVESTMENT EXPERIENCE OF THE SEPARATE
                        ACCOUNT?                                 [ ] yes  [ ] no

                    f.  THE POLICY VALUES MAY INCREASE OR DECREASE,
                        DEPENDING ON THE INVESTMENT EXPERIENCE OF THE
                        SEPARATE ACCOUNT, THE AGL DECLARED FIXED
                        INTEREST ACCOUNT ACCUMULATION, AND CERTAIN
                        EXPENSE DEDUCTIONS?                      [ ] yes  [ ] no

                3.  Do you believe the Policy you selected meets your
                    insurance and investment objectives and your
                    anticipated financial needs?                 [ ] yes  [ ] no

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AGLC102625-2007                    Page 3 of 4

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Electronic Delivery Consent
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                American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                .  Contract prospectuses and supplements
                .  Investment option prospectuses and supplements
                .  Statements of additional information
                .  Annual and semi-annual investment option reports

                This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 4880, Houston, Texas, 77210-4880, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                In order to participate in this delivery method you must have access to the following:

                . A personal computer with CD-ROM hardware and software . Browser software, such as Microsoft Internet Explorer,
                   Netscape Communicator, or equivalent
                .  Communication access to the Internet

                Should you wish to print materials that have been delivered via e-mail or CD-ROM, you must also have access to a printer. Materials will be published using Portable Document Format
                (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

                We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                I consent to receive electronic delivery of the documents specified above.

                -----------------------   --------------------------------------
                Signature of Owner        Please provide your e-mail address

                If you prefer CD-ROM delivery, please check here [ ]

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Signatures
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Signatures
                ----------------------------------------------------------------
                Signed at (city, state)


                ----------------------------------------------------------------
                Print name of Broker/Dealer

               X
                ----------------------------- --------------------- ------------
                Registered representative     State license #       Date

               X
                --------------------------------------------------- ------------
                Primary proposed insured                            Date

               X
                --------------------------------------------------- ------------
                Owner (If different from Proposed Insured)          Date

               X
                --------------------------------------------------- ------------
                Joint Owner (If applicable)                         Date

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AGLC102625-2007                    Page 4 of 4